Exhibit 99.2
Creating an Industry Leader for Today and Tomorrow Investor Presentation April 1, 2009

Forward-Looking Statements This presentation contains statements related to Fidelity National Information Services, Inc.'s ("FIS") and Metavante Technologies, Inc.'s ("Metavante") future plans, objectives, performance, events and expectations, including statements about revenue and cost synergies and earnings accretion and, as such, constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown events, risks, uncertainties and other factors that, individually or in the aggregate, may cause actual results, performance or achievements of FIS and Metavante to be different from those expressed or implied within this presentation. The material risks and uncertainties that could cause actual results to differ materially from current expectations include, without limitation, the following: (i) effect of governmental regulations, including the possibility that there are unexpected delays in obtaining regulatory approvals; (ii) the economy; (iii) competition; (iv) the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so; (v) the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries and its impact on the Companies' customer bases; (vi) failure to adapt to changes in technology or in the marketplace; (vii) the failure to obtain approval of FIS's and Metavante's shareholders; (viii) delays associated with integrating the companies, including employees and operations, after the transaction is completed; (ix) actions that may be taken by the competitors, customers and suppliers of FIS or Metavante that may cause the transaction to be delayed or not completed; and (x) other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Metavante with the Securities and Exchange Commission ("SEC") that are available on the SEC's web site located at http://www.sec.gov, including the sections entitled "Risk Factors" in FIS' and Metavante's Form 10-K for the fiscal year ended December 31, 2008. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made. 2

Additional Information and Where to Find It In connection with the proposed transactions, FIS and Metavante will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of FIS and Metavante that also constitutes a prospectus of FIS. FIS and Metavante will mail the final joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about FIS, Metavante and the proposed transactions. Investors and security holders may obtain these documents (and any other documents filed by FIS or Metavante with the SEC) free of charge at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC by FIS may be obtained free of charge by directing such request to: Investor Relations, 601 Riverside Drive, Jacksonville, FL 32204, or from FIS's Investor Relations page on its corporate website at www.fidelityinfoservices.com. The documents filed with the SEC by Metavante may be obtained free of charge by directing such request to: Investor Relations, 4900 West Brown Deer Road, Milwaukee, WI 53223 or from Metavante's Investor Relations page on its corporate website at www.metavante.com. FIS, Metavante and their respective executive officers, directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of FIS and Metavante in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the executive officers and directors of FIS and their ownership of FIS common stock is set forth in the proxy statement for FIS's 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Information about the executive officers and directors of Metavante and their ownership of Metavante common stock is set forth in the proxy statement for Metavante's 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2008. 3

Lee A. Kennedy FIS President and CEO Frank R. Martire Metavante Chairman and CEO Michael D. Hayford Metavante President and COO George P. Scanlon FIS Executive Vice President and CFO Presenters 4

Lee A. Kennedy President and CEO Fidelity National Information Services 5

Transaction Overview Benefits of the Transaction Financial Overview Agenda 6 Lee A. Kennedy Frank R. Martire Michael D. Hayford George P. Scanlon

and Creating an industry leader for today and tomorrow Enhances growth prospects Generates substantial synergies Drives margin expansion Increases financial flexibility Accretive to cash earnings Creates significant shareholder value 7 Fidelity National Information Services ("FIS") to acquire Metavante Technologies ("MV") FIS will be uniquely positioned to offer the industry's most comprehensive range of core, payment and risk management services to financial institutions and businesses worldwide Companies combining from a position of strength Record revenue and operating earnings in 2008 Industry leading organic revenue growth

Transaction Overview 8 Key Terms: 1.35x Exchange ratio, represents a 23.9% premium to MV's closing price as of March 30, 2009 FIS will issue 162 million shares to Metavante shareholders Simultaneous equity investment by affiliates of Thomas H. Lee Partners, L.P. and Fidelity National Financial, Inc. will result in issuance of approximately 16 million shares for aggregate proceeds of $250 million At closing FIS will have approximately 374 million fully diluted shares outstanding Current FIS shareholders to own approximately 52% of the combined company, with current MV shareholders owning 44% and new equity investors owning 4% Transaction value of $4.4 billion including existing MV debt of $1.7 billion The requisite MV lenders have agreed to waive their change of control provision Warburg Pincus (25% owner of existing MV) has entered into voting agreement to vote in favor of transaction Anticipated acquisition and integration costs of $165 million Structure: Tax free reorganization whereby Metavante will be merged with a newly formed subsidiary of FIS Shareholder Vote: Q2 2009 for both FIS and MV Expected Closing Date: Q3 2009 Subject to regulatory approvals and approval of FIS and MV shareholders Governance: 9 Total directors - 6 from FIS, 3 from MV Headquarters: Jacksonville, FL

Transaction Highlights Creates an industry leader poised for accelerated growth Summary pro forma financial implications are compelling Over $5 billion in combined revenue Over $1.3 billion in combined Adjusted EBITDA, before synergies (1) $260 million in expected annual cost synergies Better positioned to achieve upper end of long-term organic revenue growth target of 6% - 9% Accretive to Adjusted EPS in 2010 (1) Industry-leading management team 9 (1) Refer to Appendix for explanation of non-GAAP measures and reconciliation to GAAP

Unmatched Industry Experience and Management Depth

Board of Directors

- William Foley, Chairman
  Current Chairman, FIS
- Lee Kennedy, Executive Vice Chairman
  Current President and CEO, FIS
- Frank Martire, CEO
  Current Chairman and CEO, MV
- Thomas Hagerty
  Managing Partner, Thomas H. Lee Partners
- Keith Hughes
  Former Vice Chairman, Citigroup, Inc.
- David Hunt
  Former Chairman, On Vantage, Inc.
- Stephan James
  Former COO, Accenture
- Richard Massey
  Partner, Westrock Capital Partners
- James Neary
  Managing Director, Warburg Pincus

Executive Leadership

- Frank Martire, President and CEO
- Gary Norcross, COO
- Mike Hayford, CFO
- George Scanlon, EVP, Finance
- Frank Sanchez, EVP, Strategic Dev.
- Ron Cook, EVP, General Counsel
- Mike Oates, EVP, Human Resources

FIDELITY NATIONAL INFORMATION SERVICES

Metavante

10

Transaction Rationale The right strategy at the right time Combined products and services drive stronger long-term growth Complementary customer bases with highly diversified and recurring revenue streams Global reach expands growth opportunities Significant transaction synergies drive strong earnings accretion Greater scale and cost synergies drive significant margin expansion 11 Combination Creates Stronger Competitive Position

Core processing Card services Item processing ATM services E-banking Bill payment Consumer's banking touch- points changing Market conditions, declining profitability and capital constraints forcing banks to reduce costs Increasing demand for low-cost integrated products and services Above factors accelerate trend toward outsourcing Integrated payment & core processing services Integrated data, delivery and risk management Lower costs, more efficient delivery Global capabilities Global anchor customers Better positioned against emerging competitors 12 Right Strategy, Right Time Mono-Line Companies Single Product Capability (Best of Breed) Competitive Imperatives Client Market Drivers Past Present Future Creating an Industry Leader for Today and Tomorrow

Right Strategy, Right Time: Combining from a Position of Strength 40+ years of global market leadership in financial technology services A leading global provider of payment and core processing services to financial institutions 1,400 core processing customers Over 164 million credit, debit and prepaid cards processed globally Broad Global Reach 27 operating centers in established and emerging markets Customers in more than 90 countries Significant scale $3.4 billion FY2008 revenue $828 million FY2008 Adjusted EBITDA (1) 14,000+ financial institution clients in over 90 countries Over 25,000 employees FIS Overview 13 40+ years of market leadership across multiple market segments A leading provider of payment, core and healthcare technologies to financial institutions 850 core processing customers Over 80 million debit and prepaid cards processed 259 million annual bill payments 6,000+ financial institutions on the nation's first operational check image exchange network Significant scale $1.7 billion FY2008 revenue $482 million FY2008 EBITDA (1) Approximately 8,000 clients in 40 countries 5,900 employees in the U.S., Canada and Europe MV Overview (1) Refer to Appendix for explanation of non-GAAP measures and reconciliation to GAAP Well Positioned in Growing Markets and Geographies

Frank R. Martire Chairman and CEO Metavante 14

Highly Experienced Management Team 15

Financial Solutions Group 0.34 Payment Solutions Group 0.44 International 0.22 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Strong Financial Performance 16 2008 revenue: $3.4 billion Financial Solutions Payment Solutions International Line 1 Line 2 Line 3 Revenue EBITDA Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2006 0.245 2.505 0.585 2007 0.242 2.921 0.706 2008 0.24 3.446 0.828 2009E 0.251 3.509 0.883 17% revenue CAGR Financial Solutions Group 0.39 Payment Solutions Group 0.61 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 2008 revenue: $1.7 billion Financial Solutions Payment Solutions Line 1 Line 2 Line 3 Revenue EBITDA Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2006 0.275 1.504 0.414 2007 0.293 1.598 0.469 2008 0.282 1.707 0.482 2009E 0.2933 1.776 0.521 7% revenue CAGR FIS Overview MV Overview (1) (1) (1) Refer to Appendix for explanation of non-GAAP measures and reconciliation to GAAP

Combined Products and Services Enhance Growth Prospects 17 Bill Payment / Online Banking Prepaid Card Debit Card / EFT Network Credit Card / Loyalty Leadership Presence Not Served = + Core Processing FIS Industry's Most Comprehensive Range of Products and Services MV FIS Image / Item Processing Risk Management

18 Bill Payment / Online Banking Prepaid Card Debit Card / EFT Network Credit Card / Loyalty Fiserv First Data JKHY Core Processing FIS IBM Oracle FIS is the Industry's Most Dynamic and Differentiated Player HP Image / Item Processing Risk Management Selected Traditional Competitors Selected Payments Competitors Selected Emerging Competitors Leadership Presence Not Served Combined Products and Services Enhance Growth Prospects TSYS

Diverse customer base Largest customer accounts for ~2% of combined revenue Cross-selling opportunity across multiple financial institution channels Highly Complementary Customer Base Diversified Revenue Streams FIS (total = $3,446mm) MV (total = $1,707mm) Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 Small 0.68 0.261 1344.1 Mid 0.591 0.193 997.2 Large 0.567 0.2 1031.5 Int'l 0.926 0.159 819.5 Other 0.622 0.186 960.7 FIS (total = $3,446mm) MV (total = $1,707mm) Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 Payment Solutions 0.6 0.489 1344.1 Financial Solutions 0.638 0.352 997.2 International Financial 0.927 0.064 1031.5 International Payments 0.095 PF 2008 Revenue by Customer Channel Highly Recurring Revenue PF 2008 Revenue by Segment (2) (1) Includes Retail, Government, Commercial, Print / Mail and Healthcare (2) FIS revenue by segment includes $2.5 million corporate and other Small Mid Large Int'l Other (1) FIS (total = $3,446mm) MV (total = $1,707mm) Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 Recurring 0.6 171.5 1344.1 Professional Services 0.638 16 997.2 Other 0.927 13 1031.5 PF 2008 Recurring Revenue Recurring Professional Services Payment Solutions Financial Solutions International Financial International Payments Other Diverse markets served Cross-selling opportunities through expanded product set and existing customer relationships Attractive revenue mix ~65% of revenue in high growth Payments & International categories 86% combined recurring revenue Long-term contracts Substantial penalties for early termination 19

EMEA 337 Latin America 302 Asia Pacific/Other 149 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Improved Global Reach Expands Opportunity Set Established operations in 27 countries worldwide Serving customers in more than 90 countries Strong local presence and expertise Over 10,000 employees Multi product capability Core bank processing, 126 clients Card processing, 46 million cards Business process outsourcing Leveragable product development and processing resources 2008 International Revenue - $760M International Overview EMEA Latin America Asia Pacific/Other Established Presence in Rapidly Growing Markets PF 2008 International Revenue $800m 20 (15% Combined Revenue)

E-Banking/ Bill Payment ATM/Debit EFT/Prepaid Item Processing Significant Transaction Synergies Drive Earnings Accretion: Well Positioned With Core Client Base FIS Core Clients 1,400 MV Core Clients 850 Core Creates Anchor Relationship For Cross-Sales E-Banking/ Bill Payment Item/Image 2,250 Core Clients ATM / Debit EFT / Prepaid Loyalty Programs Credit Card Services Fraud Analytics Channel Payment Networks 21

E-Banking/ Bill Payment Extend MV Bill Payment Solution To FIS Large Bank Relationships Significant Transaction Synergies Drive Earnings Accretion: Core Relationships Create Opportunities Biller Network ? Integrated User Interface ? Expedited Bill Payment ? Small Business Bill Payment ? Optimized Biller Direct ? Bill Presentment ? Reseller Agreements (VAR) ? Premier Service ? ATM/Debit EFT/Prepaid Loyalty Programs Credit Card Services Fraud Analytics Channel Payment Networks 2,250 Core Clients Market Leading Capabilities 22 Item/Image

Significant Transaction Synergies Drive Earnings Accretion: Core Relationships Create Opportunities Experience and leadership ? Customizable for debit, credit & DDA ? End-to-end turnkey delivery ? Administration and reporting ? Card fulfillment services ? Results driven, revenue generating ? Acquire and retain customers ? Market Leading Capabilities FIS Loyalty Solutions Extended To MV Clients 23 E-Banking/ Bill Payment 2,250 Core Clients ATM/Debit EFT/Prepaid Loyalty Programs Credit Card Services Fraud Analytics Channel Payment Networks Item/Image

E-Banking/ Bill Payment Item/Image ATM/Debit EFT/Prepaid Loyalty Programs Credit Card Services Fraud Analytics Channel Payment Networks Extend MV Payment Networks To FIS Core, Item/Image, & Payments Clients Significant Transaction Synergies Drive Earnings Accretion: Core Relationships Create Opportunities Market Leading Capabilities - Endpoint 24 2,250 Core Clients True national check clearing network ? Interoperability (Fed, Viewpointe, SVPCO) ? Serves all bank tiers and credit unions ? Offers efficiencies to check processing ? Decrease float risk and reduce fraud ? Nationwide PIN debit network ? Secure processing for POS, ATM, & internet PIN payments ? Leader in transaction completions ? Maximize interchange fees ? Continuous investment and innovation ? Market Leading Capabilities - NYCE

Michael D. Hayford President and COO Metavante 25

Significant Transaction Synergies Drive Earnings Accretion Drives Adjusted EPS accretion in 2010 (1) $210m achieved between closing and the end of 2010 $260m by the end of 2012 Multiple sources Infrastructure consolidation Product portfolio rationalization Redundant overhead functions Supplier rationalization Cross-sell to expanded client base Reduces consolidation risk 26 Annual Cost Synergies: $260m Expected Long-Term Organic Revenue Lift of 2% Drives Incremental Shareholder Value of ~ $1.7 billion (2) Solidifies Organic Growth Outlook (6%- 9%) Assumes 7/1/09 close Current 2010E trading multiple as of March 30, 2009 of approximately 6.4x EBITDA multiplied by the $260m in cost synergies yields ~ $1.7 billion of incremental shareholder value Payment Products Core Surround Products Bill Payment Branch Healthcare Check Image Government Item Processing Debit Risk Product Prepaid Commercial Lending Credit Card / Loyalty

27 MV Transaction Excellent Track Record of Achieving / Exceeding Cost Synergy Targets Significant Transaction Synergies Drive Earnings Accretion: Cost Synergies Historical Acquisitions

Illustrative Accretion Analysis: $260m Total Synergies 28 (units in millions, except per share data) Assumes a closing date of January 1, 2009 Assumes achieving $260 million of pre-tax synergies and $7.9m of additional pre-tax interest expense taxed at 36% Fully diluted shares per treasury method as of March 30, 2009 Issued approximately 42 million incremental shares to MV shareholders and 16 million shares to new equity investors Represents mid-point of publicly announced management guidance

Summary of Benefits 29 Transaction Driver Impact FIS Greater Scale / Cost Synergies Margin Expansion ? Combined Product Coverage Enhanced Growth Prospects Improved Customer Retention ? ? Complementary Customer Bases Diversification, Visibility, Recurring Revenue Provides Additional Sales Outlets (Cross-Sell Opportunities) ? ? Global Reach Expands Customer Opportunity ? Value Creation Adjusted EPS Accretive in 2010 (1) Greater Long-Term Growth Opportunities ? ? Management Team Strongest and Deepest in Industry ? Creating an Industry Leader for Today and Tomorrow (1) Refer to Appendix for explanation of non-GAAP measures and reconciliation to GAAP

George P. Scanlon Executive Vice President and CFO Fidelity National Information Services 30

Impressive Combined Financial Profile 31 FIS MV Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2007 706 469 1175 2008 828 482 1309 2009 w/ synergies 1559 1655 EBITDA FIS MV Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2007 2921 1598 4519 2008 3446 1707 5153 2009 5329 0 5351 Revenue Free Cash Flow 9% CAGR FIS MV Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Totals (invisible) Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2007 168 202 368 2008 359 165 512 2009 w/ synergies 669.2 588 26% CAGR ($ billions) Note: 2009 figures represent public guidance estimates (1) Assumes 4% constant currency revenue growth at FIS and 3.5% total revenue growth at MV (2) Assumes fully-phased cost synergies of $260m and 36.0% tax rate 15% CAGR

Transaction Assumptions 32 Expected Close: Q3 2009 Q3 2009 Cumulative Cost Synergies: $210m - 2010 $240m - 2011 $260m - 2012 Total Debt: $3.8B debt at a weighted average rate of ~ 6% $2.4B in existing FIS debt $800m of Exchanged MV Term Loan B at L + 325 bps $500m of FIS Accordion Term Loan at L + 425 bps $145m of A/R-backed Revolver at L + 325 bps $3.8B debt at a weighted average rate of ~ 6% $2.4B in existing FIS debt $800m of Exchanged MV Term Loan B at L + 325 bps $500m of FIS Accordion Term Loan at L + 425 bps $145m of A/R-backed Revolver at L + 325 bps Equity: PF fully diluted shares outstanding of 374m at close PF fully diluted shares outstanding of 374m at close Free Cash Flow Priorities: Fulfill commitments to debt holders Fund growth Pay dividend Further reduce leverage Buy-back shares Fulfill commitments to debt holders Fund growth Pay dividend Further reduce leverage Buy-back shares CapEx: 5% - 7% of revenue 5% - 7% of revenue

FIS Capitalization 33 (1) Illustrative FIS includes $260m of cost synergies

Strong Financial Outlook 34 Refer to Appendix for explanation of non-GAAP measures and reconciliation to GAAP MV does not currently pay a dividend

Creating an Industry Leader for Today and Tomorrow

Appendix 36

Use of Non-GAAP Measures FIS Generally Accepted Accounting Principles (GAAP) is the standard framework of guidelines for financial accounting. It includes the standards, conventions and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA and free cash flow. Adjusted EBITDA excludes the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, and gains (losses) on the sale of certain non-strategic assets. Organic revenue excludes eFunds during the periods being compared. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS's and Metavante's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Further description and reconciliations of these non-GAAP measures to related GAAP measures is included in the Appendix. 37

Reconciliation of Non-GAAP Measures FIS 38 Note: The sum of individual amounts may not equal the respective totals due to rounding (1) 2006 is presented as if the Certegy merger was completed on January 1, 2006 versus February 1, 2006

Reconciliation of Non-GAAP Measures MV 42 Note: The sum of individual amounts may not equal the respective totals due to rounding

Reconciliation of Non-GAAP Measures FIS 39 Note: The sum of individual amounts may not equal the respective totals due to rounding (1) 2006 is presented as if the Certegy merger was completed on January 1, 2006 versus February 1, 2006

Reconciliation of Non-GAAP Measures FIS 40 Reflects the impact of including Certegy results as if the merger occurred on January 1, 2006 versus February 1, 2006 Reflects operating cash flows attributable to LPS Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs, costs associated with the LPS spin-off, restructuring costs and the elimination of corporate costs attributable to LPS Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities

This presentation contains non-GAAP financial measures for Metavante Technologies, Inc. such as "EBITDA" and "Free Cash Flow ". These measures should not be considered substitutes for GAAP measures. The following is a specific discussion of each measure: EBITDA Metavante's management defines "EBITDA" as net income before income taxes, interest expense net of interest income, depreciation, amortization, non-cash impairment charges and costs related to the separation from Marshall & Ilsley Corporation in 2007. Metavante's management believes that "EBITDA" is useful for evaluating performance against peer companies within its industry and provides investors additional transparency to financial measures used by management in its financial and operational decision-making. In addition, Metavante utilizes EBITDA in its evaluation and determination of the price of potential acquisition candidates, to explain trends in operating performance and believes it provides useful information about its ability to incur and service indebtedness. Also, EBITDA is included in the financial covenants applicable to Metavante's credit facilities. In addition to the items noted above, EBITDA, as defined in the financial covenant in Metavante's credit facility, also excludes certain non-cash charges, such as stock option expense. Metavante's definition of EBITDA may be different from definitions used by other companies. Free Cash Flow Metavante's management defines "free cash flow" as cash flows provided by operating activities less capital expenditures. Metavante's management believes that free cash flow provides useful information to investors regarding Metavante's ability to generate cash from business operations that is available for acquisitions and other investments, and debt service. This definition may be different from definitions used by other companies. Use of Non-GAAP Measures MV 41